Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-213818, 333-216718, 333-223383, 333-230027, 333-238909, 333-256631 and 333-265225 on Form S-8 of our reports dated May 25, 2023, relating to the financial statements of e.l.f. Beauty, Inc. and the effectiveness of e.l.f. Beauty, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10‑K for the year ended March 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
May 25, 2023